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                         Notice of Guaranteed Delivery
                        To Tender Shares of Common Stock
         (Including the Associated Rights to Purchase Preferred Stock)

                                       of

                          Brunswick Technologies, Inc.

                                       to

                           VA Acquisition Corporation

                     an indirect wholly owned subsidiary of

                            CertainTeed Corporation

                     an indirect wholly owned subsidiary of

                           Compagnie de Saint-Gobain

                   (Not To Be Used For Signature Guarantees)

   This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    ChaseMellon Shareholder Services, L.L.C.

    By Registered Mail:         By Hand Delivery:       By Overnight Courier:



 Reorganization Department  Reorganization Department      Reorganization
   Post Office Box 3301           120 Broadway               Department
   South Hackensack, New           13th Floor            85 Challenger Road
       Jersey 07606         New York, New York 10271       Mail Drop-Reorg
                                                        Ridgefield Park, New
                                                            Jersey 07660

                           By Facsimile Transmission:

                                 (201) 296-4293
                           (for eligible institutions
                                      only)

                              Confirm Facsimile by
                                 Telephone Only:

                                 (201) 296-4860

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

   The undersigned hereby tender(s) to VA Acquisition Corporation, a Maine corporation and an indirect wholly owned subsidiary of CertainTeed Corporation, a Delaware corporation, which is an indirect wholly owned subsidiary of Compagnie de Saint-Gobain, a French corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 20, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share, including the associated rights to purchase preferred stock (the "Shares"), of Brunswick Technologies, Inc., a Maine corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

  Number of Tendered Shares: _____________________________________________

  Check box if Shares will be tendered by book-entry transfer: [_]

  Name of Tendering Institution: _________________________________________

  The Depositary Trust Company Account Number: ___________________________

  Dated: _________________________________________________________________

  Name(s) of Record Holder(s):
  ------------------------------------------------------------------------
  ------------------------------------------------------------------------
                               (Please Print)

  Address(es): ___________________________________________________________
  ------------------------------------------------------------------------
                                 (Zip Code)

  Area Code and Telephone No.(s): ________________________________________
  ------------------------------------------------------------------------

  SIGN HERE

  Signature(s): __________________________________________________________
  ------------------------------------------------------------------------
  ------------------------------------------------------------------------

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three business days after the date hereof.

   The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

  Name of Firm: __________________________________________________________
  ------------------------------------------------------------------------
                           (Authorize Signature)

  Address: _______________________________________________________________
  ------------------------------------------------------------------------
                                 (Zip Code)

   Title: ______________________________________________________________________

   Name: _______________________________________________________________________
                           (Please Print or Type)

   Area Code and Telephone No.: ________________________________________________

   Dated:        , 2000

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.  SHARE
         CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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